Exhibit 23.4

CONSENT OF PROBANK AUSTIN

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Inter-Mountain Bancorp., Inc., dated October 26, 2017, as Appendix C to the proxy statement and prospectus relating to the proposed merger of Inter-Mountain Bancorp., Inc. with and into Glacier Bancorp, Inc., which is contained in the Registration Statement on Form S-4 of Glacier Bancorp, Inc., as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such proxy statement and prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

ProBank Austin

Dated: November 15, 2017